PRICING SUPPLEMENT NO. 113                                        Rule 424(b)(3)
DATED: June 9, 1998                                           File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)



                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $97,200,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 6/12/98    Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 6/14/1999        CUSIP#: 073928 CZ 4

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional          Optional
                         Redemption              Repayment         Repayment
Redeemable On            Price(s)                Date(s)           Price(s)
-------------            --------                -------           --------

N/A                      N/A                     N/A               N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  5.80%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):


---------------------------
*     On each December 14, 1998 and at maturity.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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